               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      ONEIDA LTD.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

PETER J. KALLET
  Chairman of the Board,
  President and
  Chief Executive Officer

                                                                  April 25, 2002

TO OUR STOCKHOLDERS:

    You are cordially invited to attend ONEIDA LTD.'s 121st Annual Meeting on May 29, 2002.

    Details regarding time and place as well as the matters which will be considered at the meeting are described in the accompanying Notice and Proxy Statement.

    We hope that you can attend. However, whether or not you plan to attend, please sign and date the enclosed proxy card and return it promptly in the postpaid envelope we have provided. This will enable you to vote on the business to be transacted, whether or not you attend the meeting.

                                      Sincerely,

                                      Peter J. Kallet

                                  ONEIDA LTD.

                              -------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 2002
                              -------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ONEIDA LTD. will be held in the Big Hall of the Mansion House at Kenwood in the City of Oneida, New York, on May 29, 2002 at 2 p.m. for the following purposes:

    (a) to elect three directors for a three-year term and until their respective successors shall be elected and qualify;

    (b) to consider and vote upon a proposal to approve the Oneida Ltd. 2002 Stock Option Plan;

    (c) to consider and vote upon an amendment to the Oneida Ltd. Employee Stock Purchase Plan to authorize an additional five hundred thousand (500,000) shares of Common Stock for sale under the Plan;

    (d) to consider and vote upon a proposal to approve the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending January 25, 2003; and

    (e) to transact such other business as may properly come before the meeting or any adjournment of it.

    Only holders of Common Stock of record at the close of business on April 15, 2002 are entitled to notice of or to vote at the meeting.

                                          By Order of the Board of Directors

                                          CATHERINE H. SUTTMEIER
                                          CATHERINE H. SUTTMEIER
                                                Secretary

Oneida, New York
April 25, 2002

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE SO YOUR STOCK CAN BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PROXY STATEMENT.

                                  ONEIDA LTD.
                             ONEIDA, NEW YORK 13421

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

    The solicitation of the enclosed proxy is made by the Board of Directors of Oneida Ltd. (the 'Corporation'), which will bear the cost of the solicitation. Regular employees of the Corporation may solicit proxies personally or by mail or telephone. Expenses, including out-of-pocket expenses and charges which may be incurred or made by nominees or custodians solicited in obtaining authorization from their principals to execute proxies, will be borne by the Corporation. The Corporation has retained Georgeson Shareholder to assist in the solicitation of proxies from banks, brokers and nominees for an estimated fee of $5,000, plus other costs and expenses.

    Distribution of this Proxy Statement and related proxy soliciting materials to stockholders is scheduled to begin on or about April 25, 2002.

    Only holders of record of the Common Stock of the Corporation as of the close of business April 15, 2002 are entitled to vote at the Annual Meeting. As of that date, there were outstanding 16,584,873 shares of Common Stock. Each share is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary for a quorum at the Annual Meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table lists the only stockholders known to the Corporation to be beneficial owners of more than five percent of the Corporation's Common Stock as of December 31, 2001.

                                                                   PERCENTAGE OF
                                                                  TOTAL NUMBER OF
                NAME AND ADDRESS                    NUMBER OF       OUTSTANDING
              OF BENEFICIAL OWNERS                 SHARES OWNED       SHARES
              --------------------                 ------------       ------
Ariel Capital Management, Inc. ..................   3,217,405          19.49%
    200 E. Randolph Drive
    Suite 2900
    Chicago, IL 60601(1)

JPMorgan Chase Bank .............................   2,154,714          13.00%
    Trustee for the Benefit of the Oneida Ltd.
    Employee Stock Ownership Plan
    P.O. Box 1412
    Rochester, NY 14603(2)

National Rural Electric Cooperative Association
  Retirement and Security Program................   1,308,640           7.90%
    1800 Massachusetts Avenue, N.W.
    Washington, D.C. 20036(3)

Dalton, Greiner, Hartman, Maher & Co.  ..........     836,280           5.07%
    565 Fifth Avenue, Suite 2101
    New York, New York 10017(4)

---------

(1) The Corporation has received a copy of a Schedule 13G filed with the Securities and Exchange Commission by Ariel Capital Management, Inc. reporting beneficial ownership. This stockholder is described in the Schedule as 'an investment adviser registered under section 203 of the Investment Advisers Act of 1940.'

(2) On June 8, 1987, the Corporation established an Employee Stock Ownership Plan for the benefit of its Oneida Ltd. employees. The individual employee participants have sole voting power for the shares. The Corporation is the named fiduciary and administrator of the plan, and a committee appointed by the Board of Directors has sole dispositive power with regard to the shares, except that the individual employee participants have dispositive powers with regard to the shares in the event of a tender offer or any other offer or option to buy or exchange a significant number of shares in the trust. JPMorgan Chase Bank, as trustee for the plan, has no discretionary power over the shares.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) The Corporation has received a copy of a Schedule 13G filed with the Securities and Exchange Commission by the National Rural Electric Cooperative Association Retirement and Security Program reporting beneficial ownership. This stockholder is described in the Schedule as an 'Employee Benefit Plan, Pension Fund which is subject to the provisions of the Employee Retirement Income Security Act of 1974, or Endowment Fund.'

(4) The Corporation has received a copy of a Schedule 13G filed with the Securities and Exchange Commission by Dalton, Greiner, Hartman, Maher & Co. reporting beneficial ownership. This stockholder is described in the Schedule as 'an investment advisor registered under Section 203 of the Investment Advisors Act of 1940'.

                       ACTION TO BE TAKEN UNDER THE PROXY

    Unless the giver of the proxy directs otherwise, the shares represented by the accompanying proxy will be voted (a) for the election of three directors for a three-year term; (b) for the proposal to approve the Oneida Ltd. 2002 Stock Option Plan; (c) for the amendment to the Oneida Ltd. Employee Stock Purchase Plan to authorize an additional five hundred thousand (500,000) shares of Common Stock for sale under the plan; and (d) for the proposal to approve the appointment of PricewaterhouseCoopers LLP as independent auditors. In each case where the giver of a proxy has directed that the proxy be voted otherwise, it will be voted according to the direction given. As to any other business which properly comes before the meeting or any adjournment of it, the persons acting under the proxy intend to vote according to their judgment. Management is not aware of any such other matters of business.

                              REVOCATION OF PROXY

    Anyone who gives a proxy may still vote in person. The giver may revoke the proxy at any time before it has been exercised. In this event, written notice of revocation should be filed with the Secretary of the Corporation.

                     SIGNATURES ON PROXIES IN CERTAIN CASES

    If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or administrator, whose title should follow the signature. If a stockholder is a corporation, the enclosed proxy should be signed by an executive officer, whose title should be indicated.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

    The Corporation's Board of Directors is divided into two classes of three directors and one class of four directors serving staggered three-year terms. At the 2002 Annual Meeting, stockholders are being asked to elect three directors, each for a three-year term expiring at the 2005 Annual Meeting. An affirmative vote of the majority of stockholders present in person or by proxy is necessary for the election of these directors.

    The three nominees, J. Peter Fobare, Whitney D. Pidot and William M. Tuck, are members of the present Board of Directors and each was elected to a three-year term in 1999.

    Each nominee has consented to being named in this Proxy Statement and to serve if elected. The Management has no reason to believe that any of the nominees will be unable or unwilling to serve. Should any nominee named in the table become unable or unwilling to accept nomination or election as a director, the persons acting under the proxy intend to vote for the election in his or her stead of such other person as the Management may recommend.

                        NOMINEES FOR THREE-YEAR TERM EXPIRING MAY 25, 2005

J. PETER FOBARE (a) ........................................  Senior Vice President and
Director since 1998, Age 52                                   General Manager, Oneida Consumer
                                                              Retail and Direct Divisions
Mr. Fobare assumed responsibility for the Consumer Direct Division in 1999. He has been Senior Vice
President and General Manager of the Consumer Retail Division for more than the past five years.

WHITNEY D. PIDOT (d) .......................................  Partner and Member of Executive
Director since 1996, Age 58                                   Group, Shearman & Sterling,
                                                              Attorneys, New York
Mr. Pidot has been a partner with Shearman & Sterling for more than the past five years.

WILLIAM M. TUCK (b) (c) ....................................  Former President, Crouse-Hinds
Director since 1996, Age 66                                   Division of Cooper
                                                              Industries, Inc.
Mr. Tuck retired as President of Crouse-Hinds in 1998. He had held that position for more than the past five years.

                  DIRECTORS CONTINUING IN OFFICE WHOSE TERM EXPIRES MAY 28, 2003

GEORGIA S. DERRICO (b) (c) .................................  Chairman of the Board and Chief
Director since 1982, Age 57                                   Executive Officer, Southern
                                                              Financial Bancorp, Inc.
Ms. Derrico has held the above position for more than the past five years.

R. QUINTUS ANDERSON (b) (c) ................................  Chairman of the Board,
Director since 1994, Age 71                                   Aarque Capital Corporation
Mr. Anderson has held the above position for more than the past five years. He is a director of
Cold Metal Products, Inc.

PETER J. KALLET (a) ........................................  Chairman of the Board, President and
Director since 1996, Age 55                                   Chief Executive Officer
Mr. Kallet was elected Chairman of the Board in May, 2000 and Chief Executive Officer in December,
1998. He has served as President and Chief Operating Officer since 1996 and previously was Senior
Vice President and General Manager of the Corporation's Foodservice Division.

                  DIRECTORS CONTINUING IN OFFICE WHOSE TERM EXPIRES MAY 26, 2004

WILLIAM F. ALLYN (b) (c) ...................................  President, Welch Allyn Ventures, LLC
Director since 1989, Age 66
In the year 2000 Mr. Allyn was appointed to this position and he retired as President of Welch
Allyn, Inc., a position he held for more than five years. Mr. Allyn is a director of M&T Bank and was a director of Niagara Mohawk Power Corporation until its merger into National Grid Group plc in early 2002.

ALLAN H. CONSEUR (a) .......................................  Executive Vice President
Director since 2001, Age 53
Mr. Conseur was elected Executive Vice President of the Corporation in 1999. He also has held the positions of President, THC Systems, Inc. (Rego China) since that company was acquired by the
Corporation in 1996 and President, Oneida International, Inc. since 1998.

GREGORY M. HARDEN (a) (b) (c) ..............................  President and
Director since 1998, Age 45                                   Chief Executive Officer,
                                                              Harden Furniture Co., Inc.
Mr. Harden has held the above position for the past five years. Mr. Harden is a director of Daniel
Green Co., Inc. and Utica Mutual Insurance Co.

CATHERINE H. SUTTMEIER (a) .................................  Corporate Vice President,
Director since 1998, Age 45                                   Secretary and General Counsel
Ms. Suttmeier was elected Corporate Vice President in 1999. She has been Vice President, Secretary and General Counsel for more than the past five years.

---------
 (a) Member of the Executive Committee.
 (b) Member of the Audit Committee.
 (c) Member of the Management Development and Executive Compensation Committee.
 (d) Of counsel to the Audit Committee and the Management Development and Executive Compensation Committee.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table lists the Corporation's Common Stock beneficially owned by the management and directors of the Corporation as of March 15, 2002:

                                                               NUMBER OF
NAME OF BENEFICIAL OWNER                                      SHARES OWNED
------------------------                                      ------------
William F. Allyn............................................      9,728(1)
R. Quintus Anderson.........................................     81,079(1)
Allan H. Conseur............................................     45,865(2)(3)
Georgia S. Derrico..........................................     24,064(1)
J. Peter Fobare.............................................     72,624(2)(3)
Gregory M. Harden...........................................     48,319(1)
Peter J. Kallet.............................................    129,484(2)(3)
Robert L. Lupica............................................     28,693(2)(3)
Whitney D. Pidot............................................     13,080(1)
Catherine H. Suttmeier......................................     48,837(2)(3)
William M. Tuck.............................................      8,380(1)
Nominees for director and directors and officers as a
  group.....................................................    725,628(1)(2)(3)

The nominees and directors and officers as a group own 4.4%(1)(2)(3)

---------

(1) Includes 4,000 shares which as of March 15, 2002 could be acquired within 60 days upon the exercise of options under the 1998 Non-Employee Director Stock Option Plan.

(2) Includes shares which as of March 15, 2002 could be acquired within 60 days upon the exercise of options under the Oneida Ltd. 1987 and 1998 Stock Option Plans and the Oneida Ltd. Employee Stock Purchase Plan in the following amounts: A. Conseur -- 34,596; J.P. Fobare -- 43,006;
    P. Kallet -- 75,910; R. Lupica -- 27,400; C. Suttmeier -- 37,343; and other Executive Officers as a group -- 116,577.

(3) Includes shares held indirectly through the Corporation's Employee Stock Ownership Plan in the following amounts: A. Conseur -- 400; J. P.
    Fobare -- 6,886; P. Kallet -- 11,056; R. Lupica -- 140;
    C. Suttmeier -- 4,394; and other Executive Officers as a group -- 29,625.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

    During the past fiscal year, the Board of Directors held eight meetings. All directors attended more than seventy-five percent of the total number of meetings of the Board of Directors and of the standing committees on which they served. Certain members designated in the Election of Directors section attended the following standing committee meetings:

    Audit Committee. During the past fiscal year, the committee met on four occasions. None of the members of the committee is an officer or an employee of the Corporation. The committee reviews and makes recommendations to the Board of Directors with respect to the independent accountants' management letter and reviews the accounting systems and controls of the Corporation on a continuing basis.

    Management Development and Executive Compensation Committee. During the past fiscal year, the committee met on four occasions. None of the members of the committee is an officer or an employee of the Corporation. The committee reviews and establishes the salaries of the officers who are compensated at an annual basic rate of $150,000 or more. The committee also makes recommendations to the Board of Directors with respect to the organization, management and personnel of the Corporation and has responsibility for administering the Corporation's stock option plans, restricted stock awards, deferred compensation and incentive compensation plans.

    The Corporation does not have a standing Nominating Committee.

DIRECTORS' COMPENSATION

    Directors who are not employees of the Corporation receive $14,000 on an annual basis for serving as directors of the Corporation. They also receive $1,250 per Board meeting, $750 each for the first two committee meetings held on the day of regular Board meetings, $400 for the third committee meeting held on the day of regular meetings and $750 for special committee meetings not held on the day of regular Board meetings. Committee chairpersons receive an additional $50 per committee meeting.

    Under the Oneida Ltd. 2000 Non-Employee Directors' Equity Plan, each non-employee director may elect to receive all or a portion of his or her annual retainer in Common Stock of the Corporation. The total number of shares is determined by dividing the number of the annual retainer that the director has elected to receive in Common Stock by the average closing price of the stock for the five day period immediately preceding the Board of Directors meeting at which annual retainers are paid. This year each of the six non-employee directors elected to receive all of his or her annual retainer in Common Stock. Pursuant to these elections, each director received 1,135 shares pursuant to the Plan.

    Pursuant to the 1998 Non-Employee Directors Stock Option Plan, each newly elected and continuing non-employee member of the Board of Directors is granted an option to purchase 1,000 shares of the Corporation's Common Stock at each Annual Meeting of Stockholders. All director options have a per share exercise price equal to the fair market value of the shares on the date of grant. Director options automatically vest and become exercisable upon the earlier of
(i) twelve months from date of grant or (ii) the Annual Meeting of Stockholders which is immediately following the Annual Meeting at which the applicable director option was granted. All director options expire ten years from date of grant.

    Retiring non-employee directors who serve ten years or more on the Board continue to receive their retainer for ten years following their retirement. Non-employee directors who retire with five to ten years of service receive 50% of their annual retainer for the ten-year period after retirement.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows for the past three fiscal years the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued, to the Corporation's Chief Executive Officer and each of the Corporation's four other most highly compensated executive officers.


                                                                                 LONG TERM COMPENSATION
                                                                             ------------------------------
                                      ANNUAL COMPENSATION                     AWARDS          PAYOUTS
                       ---------------------------------------------------   ---------   ------------------
                                                                            RESTRICTED
  NAME AND PRINCIPAL                       CASH       STOCK    OTHER ANNUAL     STOCK     OPTIONS     LTIP        ALL OTHER
       POSITION         YEAR    SALARY   INCENTIVE  INCENTIVE  COMPENSATION   AWARDS(1)      #     PAYOUTS(2)  COMPENSATION(3)
       --------         ----    ------   ---------  ---------  ------------   ---------   -------  ----------  ---------------
Peter J. Kallet,        2001   $354,000   $      0       $0            $0      $     0     50,000      $0           $    0
 Chairman of the        2000    340,000    159,100        0             0       57,494     50,000       0            3,799
 Board, President and   1999    290,000    337,620        0             0       62,604     12,000       0            6,229
 CEO

Allan H. Conseur,       2001    377,600          0        0             0            0     20,000       0                0
 Executive              2000    374,000    160,875        0             0            0     25,000       0            1,758
 Vice President         1999    364,000    225,000        0             0            0      6,000       0            2,696

J. Peter Fobare         2001    195,683          0        0             0            0     15,000       0                0
 Senior Vice President  2000    189,372     67,925        0             0            0     15,000       0            3,503
 and General Manager,   1999    183,372     60,000        0             0            0      6,000       0            5,536
 Consumer Retail
 and Direct Divisions

Robert L. Lupica        2001    167,167          0        0             0            0     10,000       0                0
 Senior Vice President  2000    170,000     67,925        0             0            0     20,000       0            1,580
 and General Manager,   1999    164,000     80,000        0             0            0      6,000       0            1,178
 Buffalo operations

Catherine H. Suttmeier  2001    164,217          0        0             0            0     15,000       0                0
 Corporate Vice         2000    152,400     75,075        0             0            0     20,000       0            2,590
 President, Secretary   1999    122,400    105,000        0             0            0      6,000       0            4,318
 and General Counsel

---------

(1) Mr. Kallet was awarded 3,230 shares of Common Stock for 2000 and 3,384 shares for 1999, based on the Corporation's performance, pursuant to the incentive plan for the chief executive and chief operating officers, which is described below on page 10.

(2) LTIP: Long-Term Incentive Payments.

(3) This category included (i) allocation of shares to the Oneida Ltd. Employee Stock Ownership Plan, a defined contribution retirement plan, as follows: for 2000, P. Kallet -- 207; A. Conseur -- 92; J. P. Fobare -- 189;
    R. Lupica -- 82; and C. Suttmeier -- 146; and for 1999, P. Kallet -- 221; A. Conseur -- 96; J. P. Fobare -- 200; R. Lupica -- 54; and
    C. Suttmeier -- 163. Shares are valued at the market price on the dates of allocations; and (ii) the Corporation's matching contributions to the executives' 401(k) savings accounts. The Corporation's contributions for Messrs. Kallet, Conseur, Fobare and Lupica and Ms. Suttmeier for 2000 was $125. There were no contributions for 1999 or 2001.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options under the Corporation's 1998 Stock Option Plan to the Corporation's Chief Executive Officer and each of the Corporation's four other most highly compensated executive officers as of the end of the past fiscal year.

                       OPTION GRANTS IN PAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                       -------------------------------------------------------------------------------
                                                                                POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                   ANNUAL RATES OF
                                     % OF TOTAL                                      STOCK PRICE
                         SHARES       OPTIONS                                     APPRECIATION FOR
                       UNDERLYING    GRANTED TO      EXERCISE                        OPTION TERM
                        OPTIONS     EMPLOYEES IN     OR BASE      EXPIRATION   -----------------------
NAME                    GRANTED     FISCAL YEAR    PRICE ($/SH)      DATE       5%($)         10%($)
----                    -------     -----------    ------------      ----       -----         ------
P. Kallet............    50,000         16.0          16.60          2011      522,000       1,323,000
A. Conseur...........    20,000          6.4          16.60          2011      208,800         529,200
J. P. Fobare.........    15,000          4.8          16.60          2011      156,600         396,900
R. Lupica............    10,000          3.2          16.60          2011      104,400         264,000
C. Suttmeier.........    15,000          4.8          16.60          2011      156,600         396,900

    NOTE: The 1998 Stock Option Plan provides for grants of Common Stock options to executive officers and key employees of the Corporation and its subsidiaries. The exercise price for shares granted is the market value of the shares on the date of the grant. The exercise price may be paid by cash; from time to time payment has been allowed in other forms, including by exchange of Common Stock of the Corporation previously held by the executive. The vesting schedule as well as the term during which an option may be exercised are established at the time of the grant.

    The following table sets forth information with respect to the named executives concerning the exercise of options during the past fiscal year and unexercised options held at the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN PAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                                                 VALUE OF
                                                                NUMBER OF       UNEXERCISED
                                                               UNEXERCISED     IN-THE-MONEY
                                                                OPTIONS AT      OPTIONS AT
                                                                FY-END(#)        FY-END($)
                                    SHARES                    --------------     ---------
                                  ACQUIRED ON      VALUE       EXERCISABLE/    EXERCISABLE/
NAME                              EXERCISE(#)   REALIZED($)   UNEXERCISABLE    UNEXERCISABLE
----                              -----------   -----------   -------------    -------------
P. Kallet.......................       0             0        47,200/110,200   $19,428/$240
A. Conseur......................       0             0         19,550/49,700         384/96
J. P. Fobare....................       0             0         27,009/37,600       42,943/0
R. Lupica.......................       0             0         21,400/37,100        480/120
C. Suttmeier....................       0             0         27,813/41,100      29,196/96

PENSION PLAN TABLE

    The following table shows estimated annual retirement benefits payable at age 65 under the Retirement Plan for Employees of Oneida Ltd., a qualified defined benefit plan.

FINAL AVERAGE
ANNUAL EARNINGS                               10 YEARS   20 YEARS   30 YEARS   40 YEARS
---------------                               --------   --------   --------   --------
$100,000....................................  $ 8,708    $17,416    $ 26,124   $ 34,832
 120,000....................................   10,608     21,216      31,824     42,432
 150,000....................................   13,458     26,916      40,374     53,832
 200,000....................................   18,208     36,416      54,624     72,832
 300,000....................................   27,708     55,416      83,124    110,832
 400,000....................................   37,208     74,416     111,624    148,832
 500,000....................................   46,708     93,416     140,124    186,832

    Compensation covered by the Retirement Plan includes base salary and cash incentives reported in the Summary Compensation Table. The normal retirement benefit at age 65 is based on years of service and the average annual compensation during the three highest paid consecutive calendar years from the ten years of employment preceding retirement. Years of service for the purpose of determining benefits for the named executives are P. Kallet -- 33 years, A. Conseur -- 5 years; J. P. Fobare -- 28 years, R. Lupica -- 2 years; and C. Suttmeier -- 19 years.

    The Internal Revenue Code and the Employee Retirement Income Security Act of 1974 limits the amount of benefit that can be paid under the plan to $160,000 and the maximum compensation that can be taken into account in establishing benefits to $200,000.

    In addition to the Retirement Plan for Employees of Oneida Ltd., these named executives also participate in the Oneida Ltd. Employee Stock Ownership Plan, a defined contribution plan. Benefits received under the Employee Stock Ownership Plan are offset against the benefits to be received under the Retirement Plan. Allocations to the executives' Employee Stock Ownership Plan accounts for the past fiscal year are reported in the Summary Compensation Table.

    In addition to the retirement benefits described above, the Corporation maintains a Restoration Plan for key employees and officers selected by the Compensation Committee. The Chief Executive Officer and the other named executives are participants. The Restoration Plan guarantees (a) the benefit under the Pension Plan described above as if the limitations imposed by the Internal Revenue Code did not apply, plus (b) an annual retirement allowance equaling 50% for Mr. Kallet and 40% for other participants of their average annual compensation, actuarially reduced if the participant retires before age 62, and offset by the participating officer's other retirement benefits, including restoration benefits. The benefit is forfeited if the participant retires before age 55.

CHANGE IN CONTROL AGREEMENTS

    The Corporation has entered into Change in Control Agreements with the five named executive officers dated November 15, 1999. The agreements, in general, provide that in the event the officer's employment is terminated as a result of a Change in Control, the officer will be entitled to a severance payment equal to 2.99 times his or her average annual compensation (as defined), health insurance for three years following termination and a supplemental pension benefit.

    These agreements define a 'Change in Control' as an event where (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the 'beneficial owner' (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; (b) during any period of two consecutive years (not including any period prior to the effective date of this Agreement), individuals who at the beginning of such periods constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a 'Business Combination'), in each case with respect to which stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own directly or indirectly more than 50% of the combined voting power of the Company or other corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the voting securities of the Company; (d) all or substantially all of the assets of the Company are sold, liquidated or distributed; or (e) there occurs a transaction that constitutes a change in the (i) ownership of the Company,
(ii) effective control of the Company or (iii) effective ownership of a substantial portion of the assets of the Company, as determined pursuant to Internal Revenue Code Section 280G and the regulations promulgated thereunder.

    The agreements provide for a full tax gross up for all excise taxes incurred under the 'golden parachute' rules of the Internal Revenue Code.

    In 1989 the Board of Directors also approved an Employee Security Plan which provides severance benefits for all eligible employees of the Corporation who lose their jobs in the event of a Change in Control. Employees are eligible for these benefits if they have one year or more of service. Executive officers who are parties to the agreements described above are not eligible for Employee Security Plan benefits.

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation of the Corporation's executives generally are made by the Management Development and Executive Compensation Committee of the Board of Directors ('Compensation Committee'). This committee consists of five non-employee directors of the Corporation. Mr. Pidot serves the committee in the capacity of counsel.

    This Compensation Committee report provides the policies and philosophy underlying decisions regarding executive compensation for 2001 and how they affected Mr. Kallet, in particular, and in general Messrs. Conseur, Fobare and Lupica and Ms. Suttmeier -- the four executive officers other than Mr. Kallet who for 2001 were the Corporation's most highly paid executive officers.

ONEIDA'S EXECUTIVE COMPENSATION POLICIES

    The Corporation's executive compensation programs are designed to retain and reward executives who are capable of leading the Corporation to achieve its business objectives in an industrial and market environment characterized by growth, complexity, competition and change.

    Increasingly, compensation is provided in the form of cash or stock-based incentive plans intended to integrate pay with the Corporation's annual and long-term performance goals, recognizing both individual initiative and achievements as well as contributions toward overall divisional and corporate performance.

    Executives other than the named executive officers are eligible for selection as participants in the Corporation's executive incentive plans. Moreover, all employees of the Corporation's Oneida Silversmiths Division participate in an annual profit sharing plan based on the performance of that business unit. However, these employees typically receive a larger percentage of their compensation in salary than do senior executives.

    As a result of the emphasis on tying executive compensation to business performance, compensation may fluctuate from year to year. Historically, in successful years, a substantial portion of executives' total compensation was earned through incentives. In less profitable years, less or no incentive compensation is paid.

    Annual compensation for Oneida's executive management consists of three elements:

        1. Salary -- In general, salaries are influenced by compensation paid to executives of corporations with similar revenues and scopes of operation. Within that framework, individual salaries reflect personal contribution and performance as well as experience and years of service. In evaluating an executive's personal contribution and performance, the Corporation considers the individual's contribution to the overall performance of the Corporation or division; effectiveness in budget management; performance in assigned special projects; and managerial ability.

        2. Annual Cash Incentive -- These annual cash incentive payments are tied directly to corporate or business unit performance:

           a. Corporate -- For executives with corporate responsibilities, their incentive measurements for 2001 were Return on Equity and Income before Taxes. These two factors reflect the Corporation's relative emphasis on return and growth; and

           b. Other -- For executives whose responsibilities are limited to a division or subsidiary, incentives are based on their business unit's operating income and cash flow.

        3. Stock Awards and Options -- The Corporation believes its senior executives should have a greater equity interest in the Corporation as a way of aligning their interests with those of stockholders. Long-term stock incentive programs have been designed with this interest in mind:

           a. Stock option grants -- These provide an incentive that focuses executives' attention on managing the Corporation from the perspective of an owner with an equity stake in the business. Because the option price is the fair market value of a share at the time of the grant, stock options are tied to the future performance of stock and will provide value to the recipient only when the price of the stock rises above the option grant price; and

           b. Restricted stock awards -- The Corporation's plan is intended to promote the growth and profitability of the Corporation by providing long-term equity rewards to key employees who are expected to have a significant impact on the performance of the Corporation. These awards provide a long-term focus since, in general, the stock is restricted from being sold, transferred or assigned and is forfeitable until it vests.

THE CHIEF EXECUTIVE'S 2001 COMPENSATION

    SEC regulations require the Compensation Committee to discuss its basis for decisions affecting the chief executive's 2001 compensation in relation to the Corporation's performance during the past fiscal year.

    The Compensation Committee's general approach in setting the chief executive's annual compensation seeks to reflect compensation levels of other corporations with similar revenues and scopes of operation, but to provide a large percentage of his target compensation based on objective long-term performance criteria. This provides an incentive to work toward clearly defined long-term goals while providing stability by giving the chief executive some certainty in the level of his compensation through the non-performance based elements.

    The chief executive's compensation package includes two performance-based incentive programs -- one based on the long-term performance of the Corporation's stock and the other based on corporate performance during the previous year. These incentive programs have had the effect of more directly tying compensation to the Corporation's performance. As a result, compensation for the chief executive declined last year as performance fell below the levels achieved the previous year.

    In the stock performance-based plan, payouts are determined by the average annual growth in earnings per share of the Corporation's Common Stock over the prior three-year period. In years when the performance goals are met, the chief executive officer may elect to receive his award in cash or stock or a combination of both. A stock selection is encouraged by setting the election price at 80 percent of the average Common Stock prices on the last day of each of the preceding four fiscal quarters.

    Mr. Kallet earned no incentive under this plan during the past fiscal year because its performance goals were not met.

    The remainder of Mr. Kallet's performance-based compensation for 2001 derived from the plan for the chief executive officer which provides for annual cash incentives as well as restricted stock awards based on corporate performance during the preceding fiscal year. The features of this plan are:

        1. Payouts are based on a formula of 50 percent Return on Equity and 50 percent Income before Taxes, reflecting the Corporation's present relative emphasis on return and growth;

        2. The plan incorporates base or platform performance objectives which must be met before any payments are made. These performance objectives are set for a two-year period. They are based on goals for good performance, rather than levels which happen to be attainable in a given year; and

        3. In years when performance goals are met, in addition to his cash incentive, the Chief Executive Officer will be considered for a restricted stock award. The value of the stock award will be one-third of the profit sharing payout, with the number of shares determined by market price.

    Mr. Kallet earned no incentives under this plan during the past fiscal year because its performance goals were not met.

    In December 2001 the salaries of all senior executives, including Mr. Kallet, were reduced by 10%.

    Mr. Kallet, with other Corporation executives, participates in the stock option program discussed above.

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Georgia S. Derrico, Chairman
William F. Allyn
R. Quintus Anderson
Gregory M. Harden
William M. Tuck

                           REPORT OF AUDIT COMMITTEE

To the Board of Directors

    The Audit Committee is comprised of the five directors named below. The Audit Committee has adopted a written charter which has been approved by the Board of Directors.

    We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended January 26, 2002.

    We have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, an amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

    Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended January 26, 2002.

    We have also considered whether the provision of services by PricewaterhouseCoopers LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q for the quarters ended April 28, 2001, July 28, 2001 and October 27, 2001 is compatible with maintaining
PricewaterhouseCoopers LLP's independence.

William F. Allyn, Chairman
R. Quintus Anderson
Georgia S. Derrico
Gregory M. Harden
William M. Tuck

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Pidot is regularly invited to attend meetings of the Management Development and Executive Compensation Committee by invitation as counsel, but he is not a voting member of the Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Corporation has, for over 75 years, used the services of the law firm of Shearman & Sterling, in which Mr. Pidot is a partner and member of the Executive Group, for a variety of matters. Management believes that the Corporation's relationship with Shearman & Sterling during the past fiscal year was on terms that were reasonable and in the best interests of the Corporation.

                      1997-2002 STOCKHOLDERS' RETURN GRAPH

    The following line graph compares the cumulative total stockholder return of the Corporation's Common Stock with returns for the Russell 2000 Index and a 'Housewares Peer Group' for the period covering the Corporation's past five fiscal years. Proxy statement disclosure rules adopted by the Securities and Exchange Commission ('SEC') require such a total stockholder return comparison using both a broad-based stock price index and a line-of-business comparator group. The composite of the Russell 2000 Index meets the broad-based stock price index requirement, which permits market capitalization to be a factor. The median market capitalization of the Russell 2000 Index companies was approximately $410 million as of the last reconstitution of the index. The Corporation's average start-of-year market capitalization for the five-year performance period was $307 million.

    The 'Housewares Peer Group' is comprised of those companies, currently included in the Investors Business Daily 'Housewares' stock price index, which had market capitalizations of less than $750 million at the start of each of the fiscal years covered by the graph. These companies are: Home Products Intl. Inc., Libbey Inc. and Lifetime Hoan Corp.

    The return values set forth below and plotted on the graph are based on an initial investment of $100 on January 31, 1997, in the Corporation's Common Stock, and each of the two comparator investment groups, with all dividends treated as reinvested, and each component company within an investment group weighted by its start-of-year market capitalization.

                        [PERFORMANCE GRAPH]


                                 1/31/97         1/31/98         1/31/99         1/31/00         1/31/01         1/31/02
 ONEIDA LTD.                     100.00          241.79          129.90          194.49          168.14          115.00
 RUSSELL 2000 INDEX              100.00          117.91          118.00          137.20          138.72          131.83
 PEER GROUP                      100.00          110.49           87.43           85.46           89.34           97.35


                                  ONEIDA LTD.
                             2002 STOCK OPTION PLAN

RECOMMENDATION

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ONEIDA LTD. 2002 STOCK OPTION PLAN (THE 'STOCK OPTION PLAN') AND THE RESERVATION OF 1,500,000 SHARES FOR ISSUANCE UNDER THE STOCK OPTION PLAN AND RECOMMEND THAT SHAREHOLDERS VOTE 'FOR' THE STOCK OPTION PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE THEREUNDER.

DESCRIPTION OF THE STOCK OPTION PLAN

    At its March 27, 2002 meeting, the Board of Directors unanimously adopted the Stock Option Plan, subject to the approval thereof by the shareholders of the Corporation at the 2002 Annual Meeting. A copy of the Stock Option Plan is attached to this proxy statement as Exhibit A, and the description of the Stock Option Plan herein is qualified by reference to the text of the attached Stock Option Plan.

    PURPOSES. The purposes of the Stock Option Plan are to attract, retain and motivate officers and other key employees of the Corporation and its subsidiaries, to compensate them for their contributions to the long-term growth and profits of the Corporation and to encourage their ownership of Common Stock. The Stock Option Plan authorizes the issuance of both incentive stock options and nonqualified stock options (the 'Stock Options') to such individuals.

    ELIGIBLE EMPLOYEES. The Management Development and Executive Compensation Committee of the Board of Directors (the 'Committee') intends to grant Stock Options under the Stock Option Plan to key employees or officers of the Company or its subsidiaries with the potential to contribute to the future success of the Corporation or its subsidiaries. Members of the Committee are not eligible to receive awards under the Stock Option Plan.

    SHARES AVAILABLE UNDER THE STOCK OPTION PLAN. An aggregate of 1,500,000 shares of Common Stock will be authorized for issuance under the Stock Option Plan. The number of shares available for issuance under the Stock Option Plan will be proportionately adjusted in the event of certain changes in the Corporation's capitalization or a similar transaction. Shares issued pursuant to the Stock Option Plan may be authorized but unissued shares, treasury shares, or any combination thereof. In addition to the overall share limit, some special limits apply. In accordance with the requirements under the regulations promulgated under Section 162(m) of the Internal Revenue Code (the 'Code'), no eligible individual may receive Stock Options with respect to an aggregate of more than 50,000 shares of Common Stock in any one-year period. In accordance with the requirements under Section 422 of the Code pertaining to incentive stock options ('ISOs'), the fair market value of the number of shares of Common Stock that may be issued pursuant to ISO's which are exercisable for the first time by a participant under any Corporation plan may not exceed, in the aggregate, $100,000 during any calendar year.

    ADMINISTRATION. The Stock Option Plan will be administered by the Committee. The Committee will have legal and full authority to: administer the Stock Option Plan, select participants from among eligible employees, make factual interpretations in connection with the administration or interpretation of the Stock Option Plan, determine the type of Stock Option and the number of shares pursuant to each Stock Option and set forth the terms and conditions of such Stock Options, including those related to vesting, forfeiture, payment and exercisability. Subject to certain limitations, the Committee may from time to time delegate some or all of its authority to one or more officers of the Corporation. The Committee may also determine the effect, if any, that a participant's termination of employment will have on the vesting, exercisability, payment or lapse of restrictions applicable to a Stock Option.

    AWARD DOCUMENT. Each Stock Option will be evidenced by an award document issued by the Corporation. In addition to the terms defined in the Plan, such documents may contain such other defined terms as the Committee shall prescribe. Such additional terms may vary among award documents.

    STOCK OPTION. An award may consist of either nonqualified stock options ('NSO's') or ISOs within the meaning of Section 422 of the Code. A Stock Option entitles a participant to acquire a specified number of shares of Common Stock. Under the terms of the Stock Option Plan, the per share exercise price of a Stock Option shall be no less than 100% of the fair market value of the Common Stock on the date of grant; provided, however, that ISO's granted to a participant who owns more than ten percent of the Corporation's voting securities will be at least at 110% of fair market value on the date of grant. The term of a Stock Option will be fixed by the Committee upon grant; provided, however, that the term of a stock option may exceed ten years (five years in the case of certain ISO's). The vesting schedules of a Stock Option grant will be determined by the Committee and will be governed by the individual award documents. At the discretion of the Committee, the exercise price of a Stock Option may be paid in cash by withholding shares of Common Stock from the exercise, or in previously owned Common Stock or a combination thereof. In addition, in accordance with the rules and procedures that may be established by the Committee in its sole discretion, a Stock Option may be exercised through a 'cashless exercise' procedure approved by the Committee, that affords participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price/or to satisfy the minimum required withholding tax obligations related to the Stock Option.

    AMENDMENT OF THE STOCK OPTION PLAN. The Board of Directors or the Committee may amend, modify, suspend or terminate the Stock Option Plan at any time, except that stockholder approval is required to increase the maximum number of shares issuable under the Stock Option Plan or to reduce the exercise price of any outstanding Stock Option. No amendment or termination may adversely affect a participant's rights with respect to previously granted Stock Options without his or her consent.

    EFFECT OF REORGANIZATION. In the event of termination of a participant's employment by the Company without cause, a change of control or, in certain cases, by a participant for Good Reason, as such terms may be defined in the applicable award documents, the Committee may provide that all such participant's outstanding Stock Options may become fully exercisable.

    ADJUSTMENTS. In the event any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock, the Committee, in its discretion, may make (i) such proportionate adjustments as it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of participants under the Stock Option Plan with respect to the aggregate number of shares of Common Stock for which Stock Options in respect thereof may be granted under the Stock Option Plan, the number of shares of Common Stock covered by each outstanding Stock Option and the exercise prices in respect thereof and/or (ii) such other adjustment as it deems appropriate. In addition, the Committee may cancel all outstanding Stock Options in exchange for a cash payment to be made to each of the participants following a change in control in an amount equal to the excess of the fair market value of the Common Stock on the date of the change in control over the exercise price of each such Stock Option, multiplied by the number of shares that are subject to such Stock Option.

    TERMINATION OF THE STOCK OPTION PLAN. By its terms, the Stock Option Plan will remain in effect until terminated by the Board. No awards may be granted under the Stock Option Plan after the tenth anniversary of its effective date.

    NEW PLAN BENEFIT. Stock Options to be granted under the Stock Option Plan will be authorized by the Committee in its sole discretion. It is not presently possible to determine the benefits or amounts that will be received by any particular employees or groups in the future.

U.S. FEDERAL INCOME TAX CONSEQUENCES.

    INCENTIVE STOCK OPTIONS. Upon the grant or exercise of an ISO under
Section 422 of the Code, no income will be realized by the participant for federal income tax purposes and the Corporation will not be entitled to any deduction. However, upon the exercise of an ISO, any excess in the fair market value of the Common Stock as of the date of exercise over the option price constitutes a tax preference item which may have alternative minimum tax consequences for a participant. When the participant sells such shares of Common Stock more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price and no deduction will be allowed to the Corporation. If the participant does not hold such shares for the required period, when the participant sells such shares, the participant will recognize ordinary compensation income and possibly a capital gain or loss (long-term or short-term, depending upon the holding period of the Common Stock sold, for 2002 the long-term capital gains holding period is 12 months) in such amounts as are prescribed by the Code and the regulations thereunder and the Corporation will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income. Under the current rules, if a participant holds shares of Common Stock for at least five years from the date of exercise, any gain realized upon a subsequent disposition of the shares will be taxed at the ultra long-term capital gains rate (for 2002, 18%). Certain additional rules apply if the exercise price for an ISO is paid in Common Stock previously owned by the participant.

    NONQUALIFIED STOCK OPTION. The grant of NSO will not result in the recognition of taxable income by the participant or in a deduction to the Corporation. Upon exercise of the NSO, the participant will recognize ordinary compensation income equal to the difference, if any, between the exercise price and the fair market value of the Common Stock purchased, as of the date of the NSO's exercise. The Corporation is required to withhold tax on the amount of income so recognized and a tax deduction is allowable equal to the amount of such income (subject to the satisfaction of certain conditions in the case of NSO's exercised by participants subject to Section 162(m) of the Code). Gain or loss upon a subsequent sale of the Common Stock received upon the exercise of the NSO would be taxed as a capital gain or loss (long-term or short-term, depending upon the holding period of the Common Stock sold, for 2002 the long-term capital gains holding period is 12 months). Under the current rules, if a participant holds shares of Common Stock for at least five years from the date of exercise, any gain realized upon a subsequent disposition of the shares will be taxed at the ultra long-term capital gains rate (for 2002, 18%). Certain additional rules apply if the exercise price for a NSO is paid in shares of the Common Stock previously owned by the participant.

           AMENDMENT OF THE ONEIDA LTD. EMPLOYEE STOCK PURCHASE PLAN

RECOMMENDATION

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AN AMENDMENT TO THE ONEIDA LTD. EMPLOYEE STOCK PURCHASE PLAN (THE 'PURCHASE PLAN') TO INCREASE BY 500,000 THE NUMBER OF SHARES OF COMMON STOCK COVERED BY THE PURCHASE PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE 'FOR' THE APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

    To insure that sufficient shares are available for options to employees during the July 1, 2002 and future offering periods, the Board of Directors, subject to the approval of the shareholders, has amended the Purchase Plan to increase by 500,000 the number of shares of Common Stock covered by the Purchase Plan. The proposed amendment authorizing an additional 500,000 shares of Common Stock for issuance under the Purchase Plan will be submitted to a vote at the Annual Meeting. The vote of a majority of the shares of Common Stock outstanding and entitled to vote is required for approval of the amendment to the Purchase Plan.

    PURPOSES. In 1970, the Board of Directors adopted the Purchase Plan to promote the interests of the Corporation and its stockholders by encouraging and enabling employees to acquire a proprietary interest in the Corporation and an increased personal interest in its continued success and progress. The Purchase Plan, as amended, provides for the issuance of a maximum of 2,300,000 shares of authorized but unissued $1.00 par value Common Stock, subject to adjustment for stock distributions, etc.

    SHARES AVAILABLE UNDER THE PURCHASE PLAN. As of January 26, 2002, 407,012 shares remained available for sale under the Purchase Plan. On July 1, 2001, eligible employees became entitled to purchase 363,151 shares through the Purchase Plan. As of January 26, 2002, 17,819 of these shares had been purchased. Any option to purchase these shares unexercised by June 30, 2002 will expire and become available for future sales.

    Approximately 2,500 employees of Oneida Ltd. and its subsidiaries including executive officers are able to participate in the Purchase Plan on a pro rata basis. The following table shows for the past fiscal year the number of shares and the net value of the options to the executive officers named in the Cash Compensation Table, executives as a group and non-executive employees as a group.

                    EMPLOYEE STOCK PURCHASE PLAN -- 2001(1)

                                                                                 NUMBER
                      NAME & POSITION                         DOLLAR VALUE(2)   OF SHARES
                      ---------------                         ---------------   ---------
Peter J. Kallet ............................................
  Chairman of the Board, President & CEO                         $  5,501          2,710
Allan H. Conseur ...........................................
  Executive Vice President                                          4,864          2,396
J. Peter Fobare ............................................
  Senior Vice President & General Manager, Consumer Retail
  and
  Direct Divisions                                                  2,024            997
Robert L. Lupica ...........................................
  Senior Vice President & General Manager, Buffalo
  operations                                                        2,030          1,000
Catherine H. Suttmeier .....................................
  Corporate Vice President, Secretary & General Counsel             2,091          1,030
Executives Group............................................       10,103          4,977
Non-Executive Employee Group................................      710,583        350,041

---------

(1) Because the benefits that will be received or allocated under the Purchase Plan are not determinable, the benefits allocated for the last completed fiscal year are provided.

(2) Dollar value represents the difference at the date of allocation between the market price of shares of the Corporation's Common Stock and the purchase price of beneficiaries of the Purchase Plan.
                              -------------------

    ELIGIBLE EMPLOYEES. Options to purchase shares under the Purchase Plan have been offered annually since July 1, 1970 and on each succeeding July 1st since that date to all regular full-time employees of the Corporation and certain subsidiaries with more than three months service as of each offering date.

    STOCK OPTIONS. During each offering period, each eligible employee with eighteen months or more of service prior to the offering date receives an option to purchase one share of Common Stock for each $250 unit of compensation or major fraction thereof earned during the most recent calendar year prior to each July 1st offering date. Each eligible employee with less than eighteen but at least twelve months service prior to the offering date may purchase shares on the basis of his or her total earnings during the twelve-month period immediately following the date of employment. Each eligible employee with at least twelve months' service prior to the offering date may purchase shares on the basis of his or her total earnings from the date of employment through June 30th.

    ADJUSTMENTS. In the event employees at any time become entitled to receive options under the Purchase Plan which would result (if the options were granted on that basis) in the granting of options covering more than the shares of Common Stock remaining under the Purchase Plan, the Corporation has the right to grant the options on a pro rata basis to employees to avoid issuing more than the aggregate number of shares authorized under the Purchase Plan.

    PURCHASE PRICE. The price at which employees may purchase their shares is 90% of the fair market value of the stock on the offering date or 90% of the air market value of the stock on the exercise date, whichever amount is less. The offering date is July 1st of each year and the exercise date is the date of purchase.

    AMENDMENT OR TERMINATION OF THE PURCHASE PLAN. The Board of Directors is authorized to terminate or amend the Purchase Plan at any time without the approval of stockholders, except the Board may not amend the Purchase Plan to increase the number of shares available for purchase, to decrease the purchase price or to change the definition of eligible employee without stockholder approval.

U.S. FEDERAL INCOME TAX CONSEQUENCES

    The Purchase Plan is intended to qualify as an 'Employee Stock Purchase Plan' within the meaning of Section 423 of the Internal Revenue Code (the 'Code'). Under the Code, a United States employee who elects to participate in an offering under the Purchase plan will not realize income at the time of the offering or when the stock which he purchases is transferred to him or her.

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    If an employee disposes of stock transferred to him or her under the
Purchase Plan after two years from the July 1st date of the offering of such stock and one year from the date of the transfer of such stock to him or her, or if the employee dies while owning stock transferred to him or her under the Purchase Plan, the employee will be required to include in income as compensation for the year in which such disposition or death occurs an amount equal to the lesser of (a) the excess of the market value of such stock at the time of disposition or death over the purchase price, or (b) 10% of the market value of the stock at the time of the offering. The employee's basis in such stock at the time of disposition will be increased by an amount equal to the amount includible in his income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be long-term capital gain or loss. In such event, the Corporation will not be entitled to any deduction from income.

    If an employee disposes of such stock within such two-year period or one-year period, the employee will be required to include in income as compensation for the year in which such disposition occurs an amount equal to the excess of the market value of such stock on the date of purchase over the purchase price. The employee's basis in such stock at the time of disposition will be increased by an amount equal to the amount includible in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the holding period of the stock. In the event of a disposition within such two-year period or one-year period, the Corporation will be entitled to a deduction from income in an amount equal to the amount the employee is required to include in income as compensation as a result of such disposition.

                        APPROVAL OF INDEPENDENT AUDITORS

    The Audit Committee of the Board of Directors has recommended the appointment of PricewaterhouseCoopers LLP as independent certified public accountants. The Board of Directors of the Corporation has appointed PricewaterhouseCoopers LLP for the purpose of auditing the Corporation's accounts for the fiscal year ending January 25, 2003 and stockholder approval of such appointment is requested.

    PricewaterhouseCoopers LLP fees for services provided to the Corporation for the fiscal year ended January 26, 2002 are as follows: Audit Fees -- $395,000; Financial Information Systems Design and Implementation Fees -- $0; All Other Fees -- $1,461,000. The majority of All Other Fees includes $1,292,000 for consulting relating to operational restructuring which consulting work was completed in 2001, while the remainder was for audit related work, employee benefit consulting and tax consulting.

    The Board of Directors considers such auditors to be well qualified and recommends a vote FOR the proposal to approve the appointment of PricewaterhouseCoopers LLP. In the event such appointment is not approved by stockholders, the Board of Directors will appoint other auditors at the earliest feasible time.

    Representatives from PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement and to answer questions from stockholders.

                             STOCKHOLDER PROPOSALS

    Pursuant to amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2003 Annual Meeting of Stockholders does not notify the Corporation of such proposal on or prior to March 9, 2003, then management proxies will be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2003 proxy statement.

    Notwithstanding the above, in order to be included in the Corporation's proxy statement relating to the 2003 Annual Meeting, proposals of stockholders intended to be presented to the Corporation's 2003 Annual Meeting of Stockholders must be received at the Corporation's principal executive offices not later than December 26, 2002. Proposals should be addressed to Catherine H. Suttmeier, Secretary, Oneida Ltd., Oneida, New York 13421.

                                       17





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                                 OTHER MATTERS

    Other than the foregoing, the Board of Directors knows of no matters which will be presented at the Annual Meeting for action by stockholders. However, if any other matters properly come before the meeting, or any adjournment thereof, it is anticipated that the proxies will be voted according to the best judgment of the persons acting by authorization of the proxies.

    The Annual Report of the Corporation for the fiscal year ended January 26, 2002 including audited financial statements is included with this mailing.

                                          By Order of the Board of Directors
                                          CATHERINE H. SUTTMEIER
                                          CATHERINE H. SUTTMEIER
                                                Secretary

Oneida, New York
April 25, 2002

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                                                                       EXHIBIT A

                       ONEIDA LTD. 2002 STOCK OPTION PLAN

1. PURPOSES OF THE PLAN

    The purposes of the Plan are to aid the Company and its Subsidiaries (as such terms are defined below) in (i) promoting the long-term success of the Company and increasing stockholder value by providing eligible key employees with incentives to contribute to the long-term growth and profitability of the Company and (ii) assisting the Company in attracting, retaining and motivating highly qualified key employees.

2. DEFINITIONS AND RULES OF CONSTRUCTION

    (a) Definitions. For purposes of this Plan, the following capitalized words shall have the meanings set forth below:

        'Award Document' means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Option grant. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

        'Board' means the Board of Directors of the Company.

        'Code' means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations (including any proposed regulations) promulgated thereunder from time to time.

        'Committee' means the Management Development and Executive Compensation Committee of the Board or any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan.

        'Common Stock' means the common stock of the Company, par value $1.00 per share, or such other class of share or other securities as may be applicable under Section 9(b) hereof.

        'Company' means Oneida Ltd., a New York corporation, or any successor to all or substantially all of its business.

        'Disability' means a medically determinable physical or mental impairment rendering a Participant unable to engage in substantial gainful activity and which can be expected to result in death or which has lasted or is expected to last for a period of at least six consecutive months. Any dispute as to whether a Participant is Disabled shall be resolved by a physician that is reasonably acceptable to the Participant and the Company (or in the event that the Participant and the Company cannot agree on a physician, the chief of staff of the Oneida Healthcare Center shall appoint such physician), whose decision shall be final and binding upon the Participant and the Company.

        'Effective Date' means May 29, 2002.

        'Eligible Individual' means an individual described in Section 4(a).

        'Exchange Act' means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.

        'Fair Market Value' means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the closing price as reported on said composite tape or automated system for the most recent day during which a sale occurred).

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        'Incentive Stock Option' means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto and is designated by the Committee as an Incentive Stock Option.

        'Nonqualified Stock Option' means any Option which is not an Incentive Stock Option.

        'Option' means a stock option granted under Section 6 of the Plan, including an Incentive Stock Option and a Nonqualified Stock Option.

        'Participant' means an Eligible Individual who has been granted an Option under the Plan.

        'Plan' means this Oneida Ltd. 2002 Stock Option Plan as described herein, and as amended from time to time.

        '1987 Plan' means the Oneida Ltd. 1987 Stock Option Plan, as amended.

        '1998 Plan' means the Oneida Ltd. 1998 Stock Option Plan, as amended.

        'Restoration Option' means an Option that is awarded upon the exercise of an Option earlier awarded under the Plan or any other plan of the Company (an 'Underlying Option') for which the exercise price is paid in whole or in part by tendering shares of Common Stock previously owned by the Participant, where such Restoration Option (i) covers a number of shares of Common Stock no greater than the number of previously owned shares tendered in payment of the exercise price of the Underlying Option plus the number of shares withheld to pay the minimum required employment and income taxes arising upon such exercise, (ii) the expiration date of the Restoration Option is no later than the expiration date of the Underlying Option and
    (iii) the exercise price per share of the Restoration Option is no less than the Fair Market Value per share of Common Stock on the date of exercise of the Underlying Option.

        'Subsidiary' means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term 'Subsidiary' shall be defined in the manner required by
    Section 424(f) of the Code.

    (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3. ADMINISTRATION

    (a) Committee. The Committee shall be responsible for administering the Plan, no member of which shall be eligible to participate in the Plan.

    (b) Powers and Responsibility. The Committee shall have full and final authority, consistent with the provisions of the Plan, to: (i) select the Participants from the Eligible Individuals; (ii) determine the number and types of Options to be granted under the Plan; (iii) select the Options to be granted to Participants; (iv) determine the terms and conditions of each Option, including, without limitation, the exercise price, vesting, and the number of shares of Common Stock to be awarded out of the total number of shares of Common Stock available for award; (v) prescribe Award Documents (which need not be identical for each Participant); (vi) make factual and legal determinations in connection with the administration or interpretation of the Plan;
(vii) delegate to the Chief Executive Officer of the Company the right to allocate Options among Eligible Individuals who are not executive officers or directors of the Company within the meaning of the Exchange Act, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine; (viii) establish administrative regulations to further the purpose of the Plan; and (ix) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan. Any decision of the Committee in the administration of the Plan shall be final and binding on all interested parties.

    (c) Delegation of Authority. The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate

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(i) its authority with regard to Options (including decisions concerning the timing, pricing and amount of Options) granted to Eligible Individuals who are officers or directors for purposes of Section 16(b) of the Exchange Act and
(ii) its authority pursuant to Section 16 to amend the Plan.

4. ELIGIBILITY

    (a) Eligible Individuals. Only officers and key employees of the Company or its Subsidiaries (or a division or operating unit thereof) or any individual who has accepted an offer of employment with the Company or its Subsidiaries as an officer or key employee shall be eligible to participate in the Plan and to receive Options under the Plan.

    (b) Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Option or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Option grant or having been previously designated as a Participant. The Committee may grant more than one Option to a Participant and may designate an Eligible Individual as a Participant for periods that cover overlapping periods of time.

5. STOCK SUBJECT TO THE PROVISIONS OF THE PLAN

    (a) Plan Limit. Subject to adjustment as provided in Section 9 hereof, the Company is authorized to issue up to 1,500,000 shares of Common Stock under the Plan (the 'Plan Limit'). Such shares of Common Stock may be newly issued shares of Common Stock or reacquired shares of Common Stock held in the treasury of the Company. To the fullest extent permitted under Section 422 of the Code, any shares of Common Stock subject to Options which lapse, expire or are otherwise terminated without the issuance of such shares may again be available for purposes of the Plan.

    (b) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance, the following shares shall be added back to the Plan Limit and again be available for the grant of Options:

        (i) The number of shares of Common Stock tendered to pay the exercise price of an Option or to satisfy a Participant's minimum required tax withholding obligations; and

        (ii) The number of shares withheld from any Option to satisfy a Participant's minimum required tax withholding obligations or, if applicable, to pay the exercise price of an Option.

Solely for purposes of clauses (i) and (ii) in this Section 5(b), the term 'Options' shall include any options granted under the 1987 Plan and the 1998 Plan.

    (c) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 9(b), the following special limits shall apply to shares of Common Stock available for Option grants under the Plan:

        (i) The maximum aggregate number of shares of Common Stock that may be subject to Options granted to any Eligible Individual in any calendar year shall equal 50,000 shares, plus any shares which were available under this
    Section 5(c)(i) for Option grants to such Eligible Individual in any prior calendar year but which were not issued to such Eligible Individual.

        (ii) In no event will the number of shares of Common Stock issued in connection with the grant of Incentive Stock Options exceed the Plan Limit, as in effect on the Effective Date.

6. TERMS AND CONDITIONS OF OPTIONS

    (a) General. Option grants may be made in combination with or as alternatives to grants or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity. Options shall be granted in such form and upon such terms and conditions as the Committee shall from time to time determine. The terms and conditions of each Option grant shall be set forth in an Award Document in a form approved by the Committee for such Option grant. Except in connection with a transaction or event described in
Section 9(b), nothing in the Plan shall be construed as permitting the Company to reduce the exercise price of Options previously granted under this Plan or options previously granted under any other plan of the Company without stockholder approval.

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    (b) Form of Option. The Committee is authorized to grant Options to Eligible
Individuals. An Option shall entitle a Participant to whom the Option is granted the right to purchase a specified number of shares of Common Stock during a specified time at an exercise price that is fixed at the time of grant or for which the method of determining the exercise price is specified at the time of grant, all as the Committee may determine; provided, however, that the exercise price per share of an Incentive Stock Option shall be no less than 100% of the Fair Market Value per share on the date of grant. An Option may be an Incentive Stock Option or a Nonqualified Stock Option as determined by the Committee and set forth in the applicable Award Document. Payment of the exercise price of an Option shall be made in cash, or, to the extent provided by the Committee at or after the time of grant, in shares of Common Stock already owned by the Participant or in any combination of cash and shares of Common Stock. In addition to the exercise methods described above, in accordance with the rules and procedures that may be established by the Committee in its sole discretion, an Option may be exercised through a 'cashless exercise' procedure approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares of Common Stock underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option exercise price and/or to satisfy the minimum required withholding tax obligations related to the Option. An Option shall be effective for such term as shall be determined by the Committee and set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant;
provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option (five years in the case of certain Incentive Stock Options). The Committee may also provide at or after the time of grant that a Participant shall have the right to receive a Restoration Option upon the exercise of an Option or an option granted under another stock option plan of the Company.

    (c) Incentive Stock Options. (i) Each Option granted pursuant to the Plan shall be designated at the time of grant as either an Incentive Stock Option or as a Nonqualified Stock Option. (ii) No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (A) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Option, and (B) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. (iii) No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date.
(iv) To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all stock option plans of the Company and any Subsidiary) exceeds $100,000 or such other limit as may be required by the Code, the excess Options shall be treated as Nonqualified Stock Options. For purposes of this Section 6(c), Incentive Stock Options shall be taken into account in the order in which they were granted.

    (d) Option Exercisable Only by Participant. Subject to Section 17, during the lifetime of a Participant, an Option shall be exercisable only by the Participant. The grant of an Option shall impose no obligation on a Participant to exercise the Option.

    (e) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Option until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9(b).

    (f) Limitation on Exercise. An Option may not be exercised, and no shares of Common Stock may be issued in connection with an Option, unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state 'blue sky' laws, or the Company has determined that an exemption from registration and from qualification under such state 'blue sky' laws is available.

7. VESTING; FORFEITURE; TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

    The Committee shall specify in the applicable Award Document at or after the time of grant of an Option the vesting, forfeiture and other conditions applicable to the Option and the provisions governing the disposition of an Option in the event of a Participant's termination of employment with the Company or its Subsidiary. In connection with a Participant's termination of employment, the Committee may vary the vesting, exercisability and settlement provisions of an Option relative to the circumstances resulting in such termination of employment. The Committee shall have the discretion to accelerate the vesting or exercisability of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Option. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting, exercisability, payment or lapse of restrictions applicable to an Option, which effect may be specified in the applicable Award Document or determined at a subsequent time.

8. TAX WITHHOLDING

    The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Option to remit to the Company, prior to such payment, an amount sufficient to satisfy any minimum required Federal, state or local tax withholding requirements. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made pursuant to or in connection with any Option any Federal, state or local taxes required to be withheld with respect to such payments. In addition, the Company may permit any individual to whom an Option has been made to satisfy, in whole or in part, his or her minimum required federal, state or local tax withholding obligations by directing the Company to withhold shares of Common Stock that would otherwise be received by such individual upon settlement or exercise of such Option or by delivering to the Company shares of Common Stock owned by the individual prior to exercising the option, subject to such rules as the Committee may establish from time to time.

9. NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CORPORATE CHANGES

    (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under
Section 5(a) above, including the maximum number of shares available under the special limits provided for in Section 5(c), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Options and the number and kind of shares subject to any outstanding Option and the purchase price per share, if any, under any outstanding Option may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Options. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Options shall be subject to the same vesting schedule and restrictions to which the underlying Option is subject. Notwithstanding the foregoing, in the event of a change in control, the Committee expressly reserves the discretion to cancel all outstanding Options, effective as of the date of the change in control, in exchange for a cash payment to be made to each of the Participants within five business days following the change in control in an amount equal to the excess of the fair market value of the Common Stock on the date of the change in control over the exercise price of each such Option, multiplied by the number of shares that are subject to such Option.

10. APPLICATION OF FUNDS

    The proceeds received by the Company from the sale of Common Stock or other securities pursuant to Options will be used for general corporate purposes.

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11. COMPLIANCE WITH SECTION 16(B) OF EXCHANGE ACT

    Notwithstanding anything contained in the Plan or any agreement under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a change of control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

12. NO RIGHT TO EMPLOYMENT; NO RIGHT TO SUBSEQUENT GRANTS

    No person shall have any claim or right to receive grants of Options under the Plan. Neither the Plan, the grant of Options under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time.

13. OPTIONS TO INDIVIDUALS SUBJECT TO NON-U.S. JURISDICTIONS

    To the extent that Options under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Options granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Option not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

14. TERM OF THE PLAN

    Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the tenth anniversary of the Effective Date provided for in Section 15, except with respect to Options then outstanding.

15. EFFECTIVE DATE

    The Plan shall become effective on the Effective Date, subject to approval thereof by the Company's stockholders, and shall remain in effect until it has been terminated pursuant to Section 16. If the Plan is not approved by the stockholders at such annual meeting, the Plan and all interests in the Plan awarded to Participants before the date of such annual meeting shall be void ab initio and of no further force and effect.

16. AMENDMENT AND TERMINATION

    Notwithstanding anything herein to the contrary, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no amendment which (i) increases the limits set forth in Section 5(c), (ii) allows for grants of Options at an exercise price less than Fair Market Value at the date of grant or (iii) amends the last sentence of Section 6(a) in a manner that would permit a reduction in the exercise price of Options (or options granted under another plan of the Company), under circumstances other than those stated in such sentence, shall be effective without stockholder approval. Notwithstanding any provision to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Option to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and Federal laws.

17. NON-TRANSFERABILITY

    Unless the Committee determines otherwise, no Option shall be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an

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Option (other than an Incentive Stock Option) for no consideration to a
Participant's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, 'Permitted Transferees'). Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Committee may in its discretion permit transfers of Options other than those contemplated by this Section 17.

18. GOVERNING LAW

    The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the state of New York and without giving effect to principles of conflicts of laws.

                                 Appendix 1

                   ONEIDA LTD. -- ANNUAL MEETING MAY 29, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           ANNUAL MEETING OF STOCKHOLDERS ONEIDA LTD. -- MAY 29, 2002

The undersigned, a holder of Common Stock of ONEIDA LTD., hereby appoints GEORGIA S. DERRICO, PETER J. KALLET and CATHERINE H. SUTTMEIER, as Proxies of the undersigned with full power of substitution and revocation, to vote all shares of the stock of Oneida Ltd. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Oneida Ltd. to be held May 29, 2002, and at any adjournments thereof, hereby revoking any other Proxy heretofore given. A majority of said Proxies or their substitutes as shall be present and acting at the said meeting shall have and may exercise all the powers of said Proxies hereunder. The said Proxies are instructed:

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]  Please mark your
     votes as in this
     example

                                  FOR      WITHHELD     NOMINEES:
1. ELECTION of the following      [ ]        [ ]
   nominees as directors                                J. P. Fobare
   for a three-year term                                W. Pidot
   expiring May 25, 2005.                               W. Tuck


FOR ALL EXCEPT as indicated to the contrary below:

_________________________________________________

                                                                                   FOR      AGAINST   ABSTAIN
2.  TO VOTE on the proposal to approve the Oneida Ltd. 2002 Stock Option Plan;     [ ]        [ ]       [ ]

3.  TO VOTE to approve the amendment of the Oneida Ltd. Employee Stock Purchase    [ ]        [ ]       [ ]
    Plan to authorize an additional five hundred thousand (500,000) shares of
    Common Stock for sale under the plan;

4.  TO VOTE on the proposal to approve the appointment of                          [ ]        [ ]       [ ]
    PricewaterhouseCoopers LLP as independent auditors;

5. To act in their discretion on such other matters as may properly come before said meeting or any adjournment thereof.

    Shares will be voted as specified and where no specification is made the vote of the undersigned will be cast FOR the selection of directors and FOR the proposals outlined in (2), (3) and (4).

IMPORTANT: Please sign, date, and return this Proxy promptly in the accompanying envelope.

-------------------------------
         SIGNATURE               DATE: ________________, 2002


-------------------------------
  SIGNATURE IF HELD JOINTLY      DATE: ________________, 2002